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                                                                       EXHIBIT 1


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                            THE WACKENHUT CORPORATION


             WAIVER, AMENDMENT, PREPAYMENT AND RIGHT OF FIRST OFFER
                       AGREEMENT DATED AS OF JULY 1, 1994






                             Re: 10.20% Senior Notes
                             Due September 30, 2000


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     WAIVER, AMENDMENT, PREPAYMENT AND RIGHT OF FIRST OFFER AGREEMENT dated as of July 1, 1994 between THE WACKENHUT CORPORATION, a Florida corporation (the "COMPANY") and PRINCIPAL MUTUAL LIFE INSURANCE COMPANY (the "NOTEHOLDER").

                                    RECITALS:

     A. The Company has heretofore entered into separate and several Note Agreements, each dated as of September 30, 1990 (collectively, the "NOTE AGREEMENTS") with each of the institutions identified in Schedule I thereto. The Noteholder is the holder of 100% of the outstanding 10.20% Senior Notes due September 30, 2000 (the "Notes") of the Company issued and sold under and pursuant to the Note Agreements. The Note Agreement to which the Noteholder was a signatory is hereby defined as the "NOTE AGREEMENT."

     B. The Company proposes (i) to cause to be sold in the public market approximately 425,000 shares of Common Stock, par value $.01 per share, of Wackenhut Corrections Corporation, a wholly-owned subsidiary of the Company ("WCC"), which shares are owned by the Company on the date hereof, and (ii) to cause WCC to cause to be issued and sold in the public market between 1,700,000 and 2,018,750 additional shares of such Common Stock. The shares of Common Stock to be sold as contemplated in this Recital B are, or are to be, registered with the Securities and Exchange Commission pursuant to that certain draft Form S-1 Registration Statement initially filed by WCC with said Commission on May 24, 1994. The sales of Common Stock described in this Recital B are hereinafter collectively referred to as the "WCC STOCK SALES".


     C. The consummation of the WCC Stock Sales are prohibited under the provisions of the Note Agreement, as in effect on the date hereof.

     D. In consideration of the agreement by the Company provided below to prepay all amounts of principal of, and interest on, the Notes upon the terms and with the prepayment premium hereinafter set forth, and certain other agreements of the Company contained herein, the Noteholder has agreed to waive certain provisions of the Note Agreement in order to permit the consummation of the WCC Stock Sales and to amend certain other provisions of the Note Agreement.

     E. Capitalized terms used herein but not otherwise defined shall have the meanings assigned thereto in the Note Agreement.

     F. The parties hereto intend that this Agreement shall be effective as of July 1, 1994 (the "EFFECTIVE DATE").

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements of the parties hereto contained below, said parties hereby agree as follows:

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SECTION 1.     WAIVERS.

     SECTION 1.1. The Noteholder hereby waives compliance by the Company with the provisions of Sections 5.14(b) and 5.14(c) of the Note Agreement to the extent necessary to permit the consummation of the WCC Stock Sales; PROVIDED, HOWEVER, that the waiver provided for in this Section 1.1 shall be of no further force or effect after August 25, 1994 in the event that the WCC Stock Sales shall not have been duly consummated on or prior to said date.

     SECTION 1.2. The Noteholder hereby waives all Defaults and Events of Default resulting from the incurrence by WCC prior to the date hereof of indebtedness under that certain $4,500,000 short-term credit facility identified on page 21 of the Registration Statement referred to in Recital B hereof, the incurrence of which indebtedness constitutes a violation of Section 5.9(b) of the Note Agreement.

     SECTION 1.3. The Noteholder hereby further waives all Defaults and Events of Default resulting from the issuance by WCC prior to the date hereof to certain individuals of options to purchase Common Stock of WCC, which options are described on pages 37 and 38 of the Registration Statement referred to in Recital B hereof and the granting of which options constitutes a violation of
Section 5.14(b) of the Note Agreement; PROVIDED, HOWEVER, that (i) the waiver provided for in this Section 1.3 shall extend only to the granting of the said options, and not to the issuance of shares of Common Stock of WCC upon the exercise, if any, of said options by the holders thereof, and (ii) the waiver provided for in this Section 1.3 shall be of no further force or effect after August 25, 1994.

SECTION 2.     AMENDMENTS.

     SECTION 2.1. Section 5.9(b) of the Note Agreement is hereby amended in its entirety so that the same shall henceforth read as follows:
               "(b) The Company will not permit any Restricted Subsidiary to, at any time, issue, incur, assume, be or become liable in respect of any Indebtedness other than (i) Indebtedness outstanding on the Closing Date, (ii) Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary and (iii) Indebtedness (other than Indebtedness incurred pursuant to clauses (i) and (ii)), in an amount not greater than the Designated Amount less an amount equal to that amount by which the principal amount of the Funded Debt being issued for any refinancing or refunding of the type referred to in the following sentence exceeds the principal amount of Funded Debt of The Atrium At Coral Gables, Ltd. and Wackenhut
          Properties, Inc. outstanding as of the Closing Date which is being refinanced or refunded. Any Restricted Subsidiary may issue Funded Debt for the purpose of refinancing or refunding the Funded Debt of The Atrium At Coral Gables, Ltd. and Wackenhut Properties, Inc., which was issued and outstanding as of

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          the Closing Date and which was originally issued for the purpose of financing the Company's headquarters building located at 1500 San
          Remo Avenue, Coral Gables, Florida PROVIDED that, (1) the principal amount of the Funded Debt being issued does not exceed $21,000,000 and (2) the "cost" (determined in good faith by the Board of Directors of the Company or such Restricted Subsidiary in accordance with sound financial practice and taking into consideration the increase in principal amount, interest rate, payment terms, amortization and any other relevant factors) of such new Funded Debt is not greater than that of the Funded Debt so being refinanced or refunded. As used herein, the term "DESIGNATED AMOUNT" shall mean $5,000,000; PROVIDED, HOWEVER, that until the earlier to occur of the Specified Stock
          Sales or August 25, 1994, such term shall mean $9,500,000.

     SECTION 2.2. Section 8.1 of the Note Agreement shall be amended by the addition of the following definition in appropriate alphabetical position:

               'SPECIFIED STOCK SALES' shall mean the sale of between 2,125,000 and 2,443,750 shares of Common Stock, par value $.01 per share, of Wackenhut Corrections Corporation, which shares are, or are to be, registered with the Securities and Exchange Commission pursuant to that certain Form S-1 Registration Statement, a draft of which was filed with said Commission on May 24, 1994."

SECTION 3.     AGREEMENT TO PREPAY NOTES.

     In consideration of the agreements of the Noteholder contained in this Agreement, the Company hereby agrees that,upon the consummation of the WCC Stock Sales, the Company will prepay, and there shall become due and payable, the entire principal amount of all Notes then outstanding, which payment shall be made together with (i) interest accrued with respect to the Notes to the date of such prepayment and (ii) a prepayment premium equal to the Make-Whole Premium Amount payable under Section 2.2 of the Note Agreement in connection with an optional prepayment of the Notes on such date of prepayment; PROVIDED, HOWEVER, that for purposes of this Section 3, (x) the references to the "Treasury Rate" contained in said Section 2.2 shall be deemed to refer to the Treasury Rate, as defined in said Section 2.2, PLUS 37-1/2 basis points, and (y) the Treasury Rate shall be determined as of July 22, 1994 (or, in the event that the entire principal amount of the Notes shall not be paid pursuant to this Section 3 on or prior to August 5, 1994, such other date as the parties hereto shall mutually agree) at 12:00 Noon (New York time) by reference to the yield or yields reported on the displays designated as pages PX2 through PX8 in the Bloomberg Financial Markets Service for actively-traded "Off The Run" United States Treasury Securities.


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     In furtherance of the provisions of this Section 3, the Company shall irrevocably direct the underwriter retained in connection with the WCC Stock Sales, and/or shall cause WCC to irrevocably direct said underwriter, to pay to the Noteholder, out of amounts otherwise payable by said underwriter to the Company and/or WCC in connection with the WCC Stock Sales, an amount equal to the amount payable by the Company pursuant to this Section 3. In the event that, for any reason, the amount so paid to the Noteholder by said underwriter shall be less than the amount required to be paid by the Company pursuant to this
Section 3, the Company shall immediately pay to the Noteholder the full amount of any such shortfall.

     The Company hereby acknowledges and agrees that a violation of this Section 3 shall constitute an Event of Default under Section 6.1 of the Note Agreement.

SECTION 4.     RIGHT OF FIRST OFFER.

     In the event that the Company shall determine to obtain long-term debt financing or refinancing (whether by means of the issuance of indebtedness, the entering into of a sale-leaseback transaction or otherwise) of the Company's headquarters located at 1500 San Remo Avenue, Coral Gables, Florida (any such financing or refinancing being hereinafter referred to as a "HEADQUARTERS FINANCING"), the Company will make a written offer (an "OFFER") to the Noteholder inviting the Noteholder to provide the Headquarters Financing prior to inviting any other institution to provide such Financing. Each Offer shall make reference to this Section 4 and shall set forth in reasonable detail customary for institutional private placements the terms the Company proposes in respect of the Headquarters Financing, subject to negotiation of definitive documentation and other customary conditions. The Noteholder may elect, by giving notice of such election within 14 days following its receipt of an Offer, to provide all or part (but not less than 50% in principal amount) of the Headquarters Financing. The failure of the Noteholder to give notice of such election within said 14-day period shall be deemed to constitute an election by the Noteholder to not provide any portion of the Headquarters Financing. Any portion of the Headquarters Financing which the Noteholder shall have elected not to provide in accordance with the provisions of this Section 4 may be offered to one or more institutional investors (or, if the Noteholder elects not to provide any portion of the Headquarters Financing, then to any Person) upon terms and conditions no more advantageous to the proposed provider or providers of the Headquarters Financing than those made available to the Noteholder.

     The agreement of the Company contained in this Section 4 shall expire on August 25, 1995 and shall survive any prior payment or prepayment of amounts outstanding with respect to the Notes and any termination of the Note Agreement. Nothing contained in this Section 4 shall be deemed to permit the Company or any Restricted Subsidiary to incur any indebtedness not permitted by any provision of the Note Agreement, to the extent that the Note Agreement shall remain in effect.


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SECTION 5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company hereby represents and warrants to you that all of the representations and warranties set forth in Exhibit A attached hereto are true and correct as of the Effective Date and are incorporated herein by reference with the same force and effect as though herein set forth in full.

SECTION 6.     MISCELLANEOUS.

     SECTION 6.1. This Agreement shall become effective and binding upon the Company and the Noteholder on the Effective Date upon the acceptance hereof by the Noteholder in the space below and upon the satisfaction in full of the following conditions:

          (a) The Noteholder shall have received, in form and substance reasonably satisfactory to the Noteholder and its special counsel, such documents and evidence with respect to the Company as the Noteholder may reasonably request in order to establish the existence and good standing of the Company and the authorization of the transactions contemplated by this Agreement;

          (b) Any consents or approvals from any holder or holders of any outstanding Security of the Company and any amendments of agreements pursuant to which any Securities may have been issued which shall be necessary to permit the consummation of the transactions contemplated hereby shall have been obtained and all such consents or amendments shall be reasonably satisfactory in form and substance to the Noteholder and its special counsel; and

          (c) The Company shall have paid all reasonable fees and expenses of special counsel to the Noteholder in connection with the execution and delivery of this Agreement and the transactions contemplated hereby on or prior to the date of the consummation of the WCC Stock Sales.

     SECTION 6.2. Whenever in any certificate, letter, notice or other instrument, reference is made to the Note Agreement, such reference without more shall include reference to this Agreement.

     SECTION 6.3. Except as modified and expressly amended by this Agreement, the Note Agreement is in all respects ratified, confirmed and approved and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.

     SECTION 6.4. Without limiting the provisions of Section 6.1(c), the Company agrees to pay all reasonable fees and expenses of the Noteholder and its special counsel in connection with the preparation of this Agreement.

     SECTION 6.5. This Agreement may be executed and delivered in any number of counterparts, each of such counterparts constituting an original, but all together only one Agreement.


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     SECTION 6.6.   All communications provided for hereunder shall be in
writing and, if to the Noteholder, delivered or mailed prepaid by registered or certified mail or overnight air courier, addressed to the Noteholder at 711 High Street, Des Moines, Iowa 50392-0800, Attention: Investment Department-Securities Division, Attention: Dave Albright, or such other address as the Noteholder may designate to the Company in writing, or by facsimile communication at (515) 248-2490 confirmed by registered or certified mail or overnight air carrier, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, to the Company at 1500 San Remo Avenue, Coral Gables, Florida 33146-3009, Attention: Richard C. DeCook, or to such other address as the Company may in writing designate to the Noteholder or by facsimile communication at (305) 662-7313 confirmed by registered or certified mail or overnight air carrier; PROVIDED, HOWEVER, that a notice to the Noteholder by overnight air courier shall only be effective if delivered to such Noteholder at a street address designated for such purpose in accordance with this Section 6.6, and a notice to such Noteholder by facsimile communication shall only be effective if made by confirmed transmission to such Noteholder at a telephone number designated for such purpose in accordance with this Section 6.6, or in either case, as the Noteholder may designate to the Company in writing.


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                                             THE WACKENHUT CORPORATION


                                             By /s/ Richard C. DeCook
                                                --------------------------------
                                                Its Sr. VP/CFO
Agreed to and accepted:

                                             PRINCIPAL MUTUAL LIFE INSURANCE
                                               COMPANY


                                             By /s/ James C. Fifield
                                                --------------------------------
                                                 Its Counsel


                                             By /s/ Warren Shank
                                                --------------------------------
                                                 Its Counsel


The foregoing Agreement is hereby acknowledged this 18 day of July, 1994.

                                             WACKENHUT CORRECTIONS CORPORATION


                                             By /s/ Richard C. DeCook
                                                --------------------------------
                                                Its Ass't Treasurer


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                         REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to you as follows:

     1. TRANSACTIONS LEGAL AND AUTHORIZED. The execution and delivery of the foregoing Agreement --
          (a)  are within the corporate powers of the Company;

          (b) will not violate any material provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of the Company or any loan agreement, indenture or other agreement or instrument to which the Company will be a party or by which it may be bound; and

          (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Articles of Incorporation or the By-laws of the Company or otherwise), have been executed and delivered by the Company and the foregoing Agreement constitutes the legal, valid and binding obligation, contract and agreement of the Company enforceable in accordance with its terms.

     2. NO DEFAULTS. Other than those Defaults and Events of Default waived pursuant to the foregoing Agreement, no Default or Event of Default exists under the Agreement and the Company is not in default under any instrument or instruments or agreements under and subject to which any Indebtedness for borrowed money has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

     3. CONSENTS. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the foregoing Agreement or compliance by the Company with any of the provisions thereof. All approvals and consents required from any other Person for the due execution and delivery by the Company of the foregoing Agreement and compliance by the Company with any of the provisions thereof have been obtained and are in full force and effect.

     4. FULL DISCLOSURE. Neither the foregoing Agreement nor any other written statement furnished by the Company to you in connection with the negotiation of the foregoing Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will



                                    EXHIBIT A

      (to Waiver, Amendment, Prepayment and Right of First Offer Agreement) materially affect adversely the ability of the Company to enter into and perform the foregoing Agreement.








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